                                                                   EXHIBIT 99.1

                   CONSENT OF DIRECTOR PURSUANT TO RULE 438
                         OF THE SECURITIES ACT OF 1933

  I hereby consent to serve as a Director of Apex Mortgage Capital, Inc., a Maryland corporation (the "Company"), upon completion of its initial public offering of Common Stock. I further consent to being named as a future director of the Company in the Company's Registration Statement on Form S-11 to be filed with the Securities and Exchange Commission on or about November 20, 1997.

        November 20, 1997                          John A. Gavin
Dated:_______________________________     /s/__________________________________

                                                   John A. Gavin

                                                                    EXHIBIT 99.1

                    CONSENT OF DIRECTOR PURSUANT TO RULE 438
                         OF THE SECURITIES ACT OF 1933

  I hereby consent to serve as a Director of Apex Mortgage Capital, Inc., a Maryland corporation (the "Company"), upon completion of its initial public offering of Common Stock. I further consent to being named as a future director of the Company in the Company's Registration Statement on Form S-11 to be filed with the Securities and Exchange Commission on or about November 20, 1997.

        November 20, 1997                          Peter G. Allen
Dated:_______________________________     /s/__________________________________

                                                   Peter G. Allen